UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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GSI Commerce, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On April 1, 2011, the following information was provided by GSI Commerce, Inc. to its equity-eligible employees:
Subject: Impact of Proposed eBay Merger on Outstanding GSI Stock
This FAQ addresses questions many of you have about how the pending eBay merger will affect your GSI equity based grants that are issued and outstanding. Please be aware that no assurances can be provided that the acquisition of GSI by eBay will be completed. Additional information may be provided closer to the date of the merger.
Please note, GSI employees who will transition to the businesses owned by NRG Commerce (Michael Rubin’s new privately held company) will receive a separate FAQ document addressing the impact of the merger on their outstanding/unvested GSI equity. As such, question 3 below does not apply to this population.
1.	Can I trade my vested GSI stock now?
It’s important to remember that it will be business as usual until the merger closes. This applies to GSI equity. Thus, grants will continue to vest as scheduled and employees will be permitted to trade their vested GSI common stock in accordance with established GSI policies. Specifically:
•	If an employee is considered a “designated person” per GSI’s Insider Trading Policy, the employee is currently not permitted to trade as we are in a blackout period. Such employees will be permitted to trade when the window opens. If you have questions regarding whether or not you are a designated employee please contact Lynn Carino.
•	If an employee is not a “designated person” per GSI’s Insider Trading Policy, the employee is permitted to trade provided such employee has no material, non-public information.
2.	What will happen to my vested GSI’s common stock in connection with the merger?
Upon the completion of the merger, GSI’s common stock will no longer be publicly traded. Immediately following the closing, all of your vested GSI common stock will be canceled and you will be entitled to a cash payment equal to $29.25 (the per share merger consideration) for each vested share of GSI common stock.
For example, assume you hold 1,000 shares of GSI common stock. Upon closing, you will be entitled to $29,250, which is equal to $29.25 multiplied by 1,000.
3.	What will happen to my unvested GSI Common Stock?
First, it is important to note what does not happen to unvested GSI common stock. The value of your unvested GSI stock is not forfeited at the time of closing. Similarly, unvested GSI stock does not accelerate and vest as a result of the merger.
For employees transitioning to a business owned by NRG, a separate FAQ addressing unvested GSI common stock will be sent shortly. For employees remaining with GSI/eBay, as of the effective date of the merger, outstanding/unvested shares of GSI common stock will be converted into unvested shares of eBay stock. The number of unvested eBay shares will be determined by taking $29.25 (the per share merger consideration) and dividing it by the average of the closing sale prices of a share of eBay common stock for each of the 10 consecutive trading days immediately preceding the closing date of the acquisition (the “Conversion Ratio”) and multiplying such amount by the number of outstanding/unvested shares of GSI common stock (such resulting number of shares will be rounded down to the nearest whole number).

For example, assume on the effective date of the merger you have 1,000 unvested GSI restricted stock units and the average of the closing sale prices of a share of eBay common stock (as reported on NASDAQ) for each of the 10 consecutive trading days immediately preceding the closing date of the deal is $30.00. The Conversion Ratio would equal 0.975 ($29.25 divided by $30.00) and the number of unvested eBay restricted stock units you would receive would equal 0.975 multiplied by 1,000, or 975 shares of unvested eBay common stock These unvested shares will continue to vest in accordance with the GSI vesting schedules currently in place and all other provisions of such unvested shares shall otherwise remain unchanged. The value of the unvested shares will fluctuate with the value of eBay stock, just like it does today at GSI.
4.	What will happen to my vested outstanding GSI Options?
As of the date of the merger, for GSI common shares subject to vested option with an exercise price less than $29.25 per share, you will receive a cash payment equal to $29.25 less the exercise price per GSI common share subject to such option, multiplied by the number of GSI shares subject to such option.
For example, assume you hold options to purchase 1,000 shares of GSI common stock at an exercise price of $15.00 per share. Upon closing you will be entitled to $14,250 (less applicable taxes), which is equal to $29.25 less $15.00, multiplied by 1,000.
5.	What will happen to the 2011 Annual Equity Grants?
On March 25th, GSI’s Board of Directors approved the 2011 Annual Grant Recommendations. If you were awarded an annual grant, your manager will communicate over the next several days the amount of your 2011 Annual Grant. As of the close of the merger, these amounts will be unvested and will be treated the same as other unvested GSI common stock.
6.	What happens to my GSI stock if I quit or am terminated prior to the merger closing?
You will be permitted to sell your vested GSI common stock and exercise vested options as usual. If the merger closes, the vested GSI common stock and shares underling vested options will be canceled and converted into the right to receive a cash payment equal to $29.25 for each vested share of GSI common stock. This is outlined above in question 2. Per usual practice, if you leave GSI for any reason your unvested restricted stock units will be forfeited and cancelled and your equity will not be converted or cashed out.
Caution Regarding Forward Looking Statements:
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.
Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.